Fifth Amendment to the Credit Agreement                            EXHIBIT 10.2

                            FIFTH AMENDMENT AGREEMENT

           THIS FIFTH AMENDMENT AGREEMENT (this "Agreement") is made and entered into as of the 30th day of September, 2003, by and among FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033; and UNITED INDUSTRIAL CORPORATION, a Delaware corporation, and the following of its subsidiaries: AAI CORPORATION ("AAI"), a Maryland corporation, DETROIT STOKER COMPANY, a Michigan corporation; AAI ENGINEERING SUPPORT INC., a Maryland corporation, and AAI/ACL TECHNOLOGIES, INC., a Maryland corporation (each a "Borrower" and collectively the "Borrowers"). Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Credit Agreement (defined below).

           WHEREAS, the Borrowers and the Lender are parties to the Loan and Security Agreement, dated as of June 28, 2001, as amended by the Waiver, Amendment and Consent Agreement dated as of March 6, 2002, the Second Amendment and Consent Agreement dated as of June 28, 2002, the Third Amendment and Waiver Agreement dated as of March 21, 2003 and the Fourth Amendment to Loan Agreement dated as of March 31, 2003 (as amended, the "Credit Agreement"); and

           WHEREAS, the Borrowers have requested and the Lender has agreed to amend the Credit Agreement, all on the terms and conditions set forth herein.

           NOW THEREFORE, in consideration of the premises, and in reliance thereon, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


Section 1.

           AMENDMENTS. Subject to the satisfaction in full, on or prior to the Agreement Effective Date, of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:


               (i) The second sentence of Section 1.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

               No Letter of Credit or LC Guarantee (i) may have an expiration date that is more than one year after the last day of the Original Term (or, if a Renewal Term is then in effect, such Renewal Term), or
          (ii) will be issued if the issuance thereof would cause the sum of the LC Amount and outstanding Loans to exceed the lesser of (a) the Maximum Credit Facility and (b) the Borrowing Base. It is understood that if the Lender on one or more occasions issues or causes to be issued a Letter of Credit or LC Guaranty having an expiration date after the last day of the Original Term (or, if a Renewal Term is then in effect, such Renewal Term), then, without limiting the generality of Section 4.2.4, the Lender will retain all Liens in the Collateral until no such Letters of Credit or LC Guaranties are outstanding and all of the Obligations in respect thereof are paid in full or the Borrowers shall have otherwise complied with the provisions of Section 4.2.5.



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(ii) Section 4.2.5 of the Credit Agreement is amended and restated in its entirety to read as follows:

               4.2.5 Effect of Termination on Letters of Credit. Upon the termination of the Lender's commitment to make Letters of Credit and LC Guaranties available to the Borrowers, or the acceleration of the Obligations with respect to all Letters of Credit and/or LC Guaranties, the Borrowers will either (i) pay to the Lender an amount equal to 110% of LC Amount as cash collateral for all Letters of Credit and LC Guaranties or (ii) deliver to the Lender a Qualifying Letter of Credit.


(iii) Section 5.1. of the Credit Agreement is amended by adding the following to the end of such Section to read as follows:

               Lender acknowledges and represents that it, in good faith, has not relied upon margin stock (as defined in Regulation U) of UIC or any of its Subsidiaries as collateral in its decision to make any Revolving Loans and/or issue or cause to be issued any Letters of Credit and/or LC Guaranties.


(iv) Section 7.1.27 of the Credit Agreement is amended by adding the following to the end of such Section to read as follows:

               Margin stock does not constitute more than 25% of the value of the assets of UIC and its Subsidiaries on a consolidated basis and neither UIC nor any of its Subsidiaries has any intention that margin stock will constitute more than 25% of the value of such assets. No portion of any Revolving Loan is to be used, and no portion of any Letter of Credit or LC Guaranty is to be obtained, for the purpose of purchasing or carrying any margin stock. As used in this Section and elsewhere in this Agreement, the term "margin stock" shall have the meaning assigned to such term in Regulation U.


(v) Clause (iii) of Section 8.2.7 of the Credit Agreement is amended and restated in its entirety to read as follows:

               (iii) stock repurchases in an aggregate amount not to exceed $10,000,000 during the term of this Agreement.


(vi) Section 8.3.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

               8.3.1 Minimum Fixed Charge Coverage Ratio: not permit the Consolidated Fixed Charge Coverage Ratio of UIC and its Subsidiaries to be less than (a) 1.00 to 1.00 for the fiscal quarter ending March 31, 2003; (b) 1.00 to 1.00 for the period of two fiscal quarters ending June 30, 2003; (c) 1.30 to 1.00 for the period of three fiscal quarters ending September 30, 2003; (d) if the Supplier Bond Claim Proceeds have been recognized or received by one or more of the Borrowers on or before December 31, 2003, 1.50 to 1.00 for the period of four fiscal quarters ending on December 31, 2003; (e) if the Supplier Bond Claim Proceeds have not been recognized or received by



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          one or more of the Borrowers on or before December 31, 2003, 1.30 to
          1.00 for the period of four fiscal quarters ending on December 31, 2003; (f) if the Supplier Bond Claim Proceeds have been recognized or received by one or more of the Borrowers on or before March 31, 2004,
          1.50 to 1.00 for the period of four fiscal quarters ending on March 31, 2004; (g) if the Supplier Bond Claim Proceeds have not been recognized or received by one or more of the Borrowers on or before March 31, 2004, 1.30 to 1.00 for the period of four fiscal quarters ending on March 31, 2004; (h) if the Supplier Bond Claim Proceeds have been recognized or received by one or more of the Borrowers on or before the end of any fiscal quarter ending after March 31, 2004, 1.30 to 1.00 for the period of four fiscal quarters ending at the end of such fiscal quarter; or (i) if the Supplier Bond Claim Proceeds have not been recognized or received by one or more of the Borrowers on or before the end of any fiscal quarter ending after March 31, 2004, 1.20 to 1.00 for the period of four fiscal quarters ending at the end of such fiscal quarter.


(vii) Section 8.3.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

               8.3.2 Maximum Balance Sheet Leverage Ratio: not permit the ratio of UIC and its Subsidiaries' (a) total liabilities, as determined on a consolidated basis in accordance with GAAP (but, without duplication, including all LC Amounts as liabilities), to (b) Tangible Total Net Worth, to exceed (w) 3.50 to 1.00 as at March 31, 2003, June 30, 2003 or September 30, 2003, (x) if the Supplier Bond Claim Proceeds have been recognized or received by one or more of the Borrowers on or before December 31, 2003, 3.50 to 1.00 as at December 31, 2003, (y) if the Supplier Bond Claim Proceeds have not been recognized or received by one or more of the Borrowers on or before December 31, 2003, 4.00 to 1.00 as at December 31, 2003 and (z) 4.00 to 1.00 as at March 31, 2004 or as at the end of any fiscal quarter thereafter.


(viii) Section 8.3.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

               8.3.3 Losses From Discontinued Transportation Division: not permit the pre-tax losses incurred by UIC and its Subsidiaries as a result of the cessation of business of their transportation division to be more than (a) if the Supplier Bond Claim Proceeds have been recognized or received by one or more of the Borrowers on or before December 31, 2003, $10,000,000 in the aggregate for the fiscal year ending December 31, 2003, (b) if the Supplier Bond Claim Proceeds have not been recognized or received by one or more of the Borrowers on or before December 31, 2003, $20,000,000 in the aggregate for the fiscal year ending December 31, 2003, (c) $7,000,000 in the aggregate for the fiscal year ending December 31, 2004 and (d) $1.00 in the aggregate for any fiscal year ending on or after December 31, 2005.



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(ix)The following definitions in Appendix A of the Credit Agreement are amended and restated in their entirety as follows:

               Consolidated Fixed Charge Coverage Ratio - means for the period in question, for UIC and its Subsidiaries, the ratio of (i) the sum of
          (a) earnings before interest, taxes, depreciation and amortization, plus (b) the Transportation Division Addback Amount, minus Supplier Bond Proceeds to the extent that said proceeds result in a profit from such discontinued operations, minus (d) Unfunded Capital Expenditures, divided by (ii) the sum of (a) taxes paid in Cash during such period (excluding any taxes paid in Cash during such period, if any, in respect of the Supplier Bond Proceeds), (b) dividends, (c) scheduled principal payments of the Loans and any other Indebtedness, including Capitalized Lease Obligations, (d) all interest in respect of Indebtedness accrued or paid during such period (whether or not actually paid during such period), and all fees and expenses payable under this Agreement, (e) amounts paid in Cash or Cash Equivalents with respect to asbestos litigation or claims, (f) amounts paid in Cash or Cash Equivalents with respect to pension plans or other ERISA plans, and (g) net amounts paid in Cash or Cash Equivalents to Electric Transit, Inc. with respect to warranty claims (net of Supplier Bond Proceeds, if any), each of the foregoing as determined on a consolidated basis without duplication in accordance with GAAP.

               Investment Property - all of the Borrowers' investment property (excluding any and all shares of UIC Treasury Stock), as such term is defined in the Code, whether now or hereafter acquired.

               Qualifying Letter of Credit - means an irrevocable letter of credit in form and substance satisfactory to the Lender in an amount equal to 110% of the LC Amount which is issued by a bank acceptable to the Lender and which provides that such letter of credit may be drawn upon by the Lender by delivery of a sight draft in the amount by which any outstanding Letter of Credit and/or LC Guaranty has been drawn.

               Transportation Division Addback Amount - with respect to any fiscal period, the amount of losses incurred by UIC and its Subsidiaries during such period as a result of the cessation of business of their transportation division, provided that the Transportation Division Addback Amount shall not exceed (i) $1,500,000 with respect to the fiscal quarter ending March 31, 2003; (ii) $3,000,000 in the aggregate with respect to the two fiscal quarters ending June 30, 2003; (iii) if the Supplier Bond Claim Proceeds have been recognized or received by one or more of the Borrowers on or before September 30, 2003, $4,500,000 in the aggregate with respect to the three fiscal quarters ending September 30, 2003; (iv) if the Supplier Bond Claim Proceeds have not been recognized or received by one or more of the Borrowers on or before September 30, 2003, $14,500,000 in the aggregate with respect to the three fiscal quarters ending September 30, 2003; (v) if the Supplier Bond Claim Proceeds have been recognized or received by one or more of the Borrowers on or before December 31, 2003, $5,500,000 in the aggregate with respect to the fiscal year ending December 31, 2003; (vi) if the Supplier Bond Claim Proceeds have not been recognized or received by one or more of the Borrowers on or before December 31, 2003, $15,500,000 in the


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          aggregate with respect to the fiscal year ending December 31, 2003;
          (vii) if the Supplier Bond Claim Proceeds have not been recognized or received by one or more of the Borrowers on or before December 31, 2004, $2,000,000 in the aggregate with respect to any fiscal quarter ending during the 2004 fiscal year and $2,000,000 in the aggregate with respect to the fiscal year ending December 31, 2004 (e.g. if all $2,000,000 of the Transportation Division Addback Amount is used for the fiscal quarter ending March 31, 2004, then no additional Transportation Division Addback Amount is permitted for any subsequent fiscal quarter); and (viii) if the Supplier Bond Claim Proceeds have been recognized or received by one or more of the Borrowers on or before December 31, 2004, $0.00.

(x)The following new definitions are added to Appendix A of the Credit Agreement in alphabetical order to read as follows:

               Supplier Bond Claim Proceeds - means the proceeds in respect of that certain National Union Fire Insurance Company of Pittsburgh, Pennsylvania Payment Surety Bond on behalf of Electric Transit Inc. in favor of the City and County of San Francisco, California.

               UIC Treasury Stock - means shares of capital stock of UIC held in Treasury.

Section 2.

CONDITIONS TO EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective as of the date hereof only when the following conditions shall have been satisfied (the date of satisfaction of such conditions being referred to herein as the "Agreement Effective Date"):


     (i)The Lender shall have executed this Agreement and shall have received a copy of this Agreement duly executed by the Borrowers.

     (ii)The Borrowers shall have paid a fee of $5,000 to Lender in consideration of the waiver set forth herein.

     (iii)The Borrowers shall have paid to counsel for the Lender the amount of reasonable fees and disbursements owed to such counsel in connection with this Agreement and matters related hereto.

     (iv)The Lender shall have received such other information, approvals, opinions, documents or instruments as it may reasonably request.

Section 3.

REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Agreement, the Borrowers jointly and severally represent and warrant to the Lender that, as of the Agreement Effective Date, after giving effect to the effectiveness of this Agreement, the following statements are true and correct in all material respects:


     (i) Authorization of Agreements. The execution and delivery of this Agreement by each Borrower and its performance under the Credit Agreement as amended by this Agreement (the "Amended Agreement") are within each such Borrower's corporate powers and have been duly authorized by all necessary corporate action on the part of each such Borrower.


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     (ii) No Conflict. The execution and delivery by each Borrower of this
Agreement and the performance by each Borrower of the Amended Agreement do not contravene any such Borrower's certificate of incorporation or by laws or any other contractual restriction where such a contravention has a reasonable possibility of having a Material Adverse Effect or contravening any law or governmental regulation or court decree or order binding on or affecting any such Borrower.

     (iii) Binding Obligation. This Agreement has been duly executed and delivered by each Borrower and this Agreement and the Amended Agreement constitute the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

     (iv) Governmental Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance of this Agreement by any Borrower.

     (v) Incorporation of Representations and Warranties from Credit Agreement. Other than as amended hereby each of the representations and warranties set forth in Section 7 of the Credit Agreement is true and correct.


Section 4.

ACKNOWLEDGEMENT. Each Borrower acknowledges and agrees that each of the Security Documents to which it is a party or otherwise bound shall continue in full force and effect. Each Borrower hereby agrees and confirms that each Security Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, the payment and performance of all obligations guaranteed or secured thereby, as the case may be, and that none of the Borrowers has any defense, offset, counterclaim or right of recoupment with respect to the Obligations of the Borrowers under the Amended Agreement.


Section 5.
                                 MISCELLANEOUS.
                                 --------------

     (i) Effect on the Credit Agreement and the Other Loan Documents. Except as specifically set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and the Borrowers remain bound to pay and perform their obligations thereunder.

     (ii) Applicable Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO CONFLICTS OF LAWS.

     (iii) Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     (iv) Counterparts and Incorporation. This Agreement may be executed by the parties hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument. Following execution and delivery of this Agreement, any reference to the Credit Agreement shall be deemed a reference to such document as hereby amended.



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     (v) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.




           IN WITNESS WHEREOF, this Fifth Amendment Agreement has been duly executed and delivered as of the day and year first above written.

                                 FLEET CAPITAL CORPORATION


                                 By:     /s/ Matthew A. Bourgeois
                                        ----------------------------------------
                                 Name:  Matthew A. Bourgeois
                                 Title: Vice President

                                 UNITED INDUSTRIAL CORPORATION


                                 By:    /s/ James H. Perry
                                       -----------------------------------------
                                 Name:  James H. Perry
                                 Title: Vice President

                                 AAI CORPORATION


                                 By:    /s/ James H. Perry
                                        ----------------------------------------
                                 Name:  James H. Perry
                                 Title: Vice President

                                 DETROIT STOKER COMPANY


                                 By:     /s/ James H. Perry
                                        ----------------------------------------
                                 Name:  James H. Perry
                                 Title: Vice President

                                 AAI ENGINEERING SUPPORT INC.


                                 By:     /s/ James H. Perry
                                        ----------------------------------------
                                 Name:  James H. Perry
                                 Title: Vice President


                                 AAI/ACL TECHNOLOGIES, INC.


                                 By:/S/ James H. Perry
                                        ----------------------------------------
                                 Name:  James H. Perry
                                 Title: Vice President



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